Exhibit 99.1

Pro Forma Financial Information

The following unaudited pro forma financial information and related footnotes are presented to show the impact of the merger on the historical financial position and results of operations of Main Street Trust, Inc. (“Main Street”).  As a result of the merger, each share of common stock of Citizens First Financial Corp. (“Citizens”) was converted into the right to receive either $35.00 in cash or 1.1051 shares of Main Street’s common stock.

The unaudited pro forma consolidated balance sheet reflects the historical position of Main Street and Citizens at December 31, 2004 with pro forma adjustments based on the assumption that the merger was consummated on that date.  The pro forma adjustments are based on the purchase method of accounting.  The unaudited pro forma consolidated statement of income assumes that the merger was completed on January 1, 2004.

The unaudited pro forma earnings amounts do not reflect any potential earnings enhancements or cost reductions that are expected to result from the consolidation of Main Street’s and Citizen’s operations and are not necessarily indicative of the results expected of the future combined operations.  We cannot give any assurances with respect to the ultimate level of earnings enhancements or cost reductions to be realized.  As a result, these pro forma financial statements are not necessarily indicative of either the results of operations or financial condition that would have been achieved had the merger in fact occurred on the dates indicated, nor do they purport to be indicative of results of operations or financial condition that may be achieved in the future by the combined company.

The unaudited pro forma financial statements and related footnotes should be read in conjunction with, and are qualified in their entirety by, the consolidated financial statements and accompanying notes of each of Main Street’s December 31, 2004 Form 10-K and Citizen’s December 31, 2004 Form 10-K.

MAIN STREET TRUST, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

12/31/2004

(Dollars in Thousands)

	AS REPORTED
	ACTUAL	ACTUAL	PROFORMA		ADJUSTMENTS		PROFORMA
	MSTI	CITIZENS	DEBIT		CREDIT		12/31/2004

NON INTEREST–BEARING CASH AND DUE FROM DEPOSITORY INSTITUTIONS	$33,133	$5,437					$38,570
INTEREST BEARING BALANCES IN U.S. OFFICES	1,495	24,460	7,732	(B)	3,600	(E)
					$1,518	(J)	28,569
HELD TO MATURITY SECURITIES	81,164	0					81,164
AVAILABLE FOR SALE SECURITIES	277,562	42,208			3,000	(A)	316,770
FEDERAL FUNDS SOLD IN DOMESTIC OFFICES	30,300	8,207	3,000	(A)	28,410	(D)	13,097
LOANS HELD FOR SALE	1,005	587					1,592

LOANS AND LEASES, NET OF UNEARNED INCOME	770,877	237,243	2,031	(K)			1,010,151
LESS: ALLOWANCE FOR LOAN LOSSES	(9,650)	(2,736)					(12,386)
LOANS AND LEASES, NET	761,227	234,507					995,734

PREMISES AND FIXED ASSETS	17,087	5,515					22,602
OTHER REAL ESTATE OWNED	0	92					92
GOODWILL	47	0	19,380	(I)			19,427
MORTGAGE SERVICING RIGHTS	993	356					1,349
CORE DEPOSIT INTANGIBLE	0	0	6,500	(G)			6,500
OTHER ASSETS	24,105	6,897					31,002
TOTAL ASSETS	$1,228,118	$328,266	$38,643		$36,528		$1,558,499

NONINTEREST–BEARING DEPOSITS	$172,908	$22,652					$195,560
INTEREST–BEARING DEPOSITS	801,669	208,357			256	(K)	1,010,282
FEDERAL FUNDS PURCHASED IN DOMESTIC OFFICES	3,300	0					3,300
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	93,600	0					93,600
OTHER BORROWED MONEY	29,882	58,675	1,573	(K)	7,732	(B)	94,716
OTHER LIABILITIES	12,784	2,535			2,600	(H)
					1,339	(K)	19,258
	1,114,143	292,219	1,573		11,927		1,416,716

COMMON STOCK (PAR VALUE)	112	28	28	(F)			112
SURPLUS	55,189	28,078	28,078	(F)	2,888	(C)	58,077
RETAINED EARNINGS	108,071	29,242	29,242	(F)			108,071
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	(218)	(20)			20	(F)	(218)
TREASURY STOCK	(49,179)	(21,281)			24,920	(C)
					21,281	(F)	(24,259)
TOTAL SHAREHOLDERS’ EQUITY	113,975	36,047	57,348		49,109		141,783
	$1,228,118	$328,266	$58,921		$61,036		$1,558,499

(A) RECORD LIQUIDATION OF EQUITY SECURITIES

(B) RECORD BORROWINGS FROM CORRESPONDENT BANK, NET OF $2,268 IN OTHER BORROWINGS PAID OFF

Purchase Price:
Main Street Treasury stock issued to Citizens’ shareholders	27,808	(C)
Cash paid to Citizens’ shareholders	28,410	(D)
Estimated after tax acquisition expenses	3,600	(E)
Total purchase price	59,818
Less:
Net assets acquired and Citizens’ equity eliminated	(36,047	)(F)
Core Deposit Intangible generated through acquisition	(6,500	)(G)
Adjust Citizens’ loans, deposits, and other borrowed money to fair value, net of tax	(2,009	)(K)
Plus:
Citizens’ Treasury stock transactions in connection with benefit plans	1,518	(J)
Deferred tax liability established on the core deposit intangible using a 40% tax rate	2,600	(H)

Net goodwill acquired	19,380	(I)

Note - The proforma purchase price allocation is preliminary and subject to change.

MAIN STREET TRUST, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2004

(Unaudited, In thousands, except share data)

	AS REPORTED
	ACTUAL	ACTUAL	PROFORMA
	MSTI	CITIZENS	ADJUSTMENTS		PROFORMA
INTEREST INCOME
LOANS AND FEES ON LOANS	$41,568	$15,188	$(677	)(C)	$56,079
INTEREST ON INVESTMENTS, DEPOSITS WITH BANKS, FEDERAL FUNDS SOLD AND OTHER
TAXABLE	11,393	2,184			13,577
TAX-EXEMPT	1,844	0			1,844
TOTAL INTEREST INCOME	54,805	17,372	(677)		71,500
INTEREST EXPENSE
DEPOSITS	13,972	4,821	(85	)(C)	18,708
BORROWINGS	2,880	1,855	387	(B)
			524	(C)	5,646
TOTAL INTEREST EXPENSE	16,852	6,676	826		24,354
NET INTEREST INCOME	37,953	10,696	(1,503)		47,146
PROVISION FOR LOAN LOSSES	1,100	(473)			627
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	36,853	11,169	(1,503)		46,519
NON INTEREST INCOME
REMITTANCE PROCESSING	7,201	0			7,201
TRUST AND BROKERAGE FEES	6,492	0			6,492
SERVICE CHARGES ON DEPOSIT ACCOUNTS	2,419	1,104			3,523
SECURITIES TRANSACTIONS, NET	133	0			133
GAIN ON SALES OF MORTGAGE LOANS, NET	997	128			1,125
OTHER	2,605	1,376			3,981
TOTAL NON INTEREST INCOME	19,847	2,608	0		22,455
NON INTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	18,889	4,493			23,382
OCCUPANCY AND EQUIPMENT EXPENSE	5,181	1,079			6,260
DATA PROCESSING	2,283	206			2,489
LOSS ON FORECLOSED ASSETS, NET	0	748			748
OTHER	7,526	2,537	929	(B)	10,992
TOTAL NON INTEREST EXPENSE	33,879	9,063	929		43,871
INCOME BEFORE INCOME TAX	22,821	4,714	(2,432)		25,103
INCOME TAX	8,043	1,727	(526	)(B)
			(446	)(C)	8,798
NET INCOME	$14,778	$2,987	$(1,460)		$16,305
OTHER COMPREHENSIVE LOSS, NET OF TAX, UNREALIZED LOSSES ON SECURITIES	(2,159)	(1)			(2,160)
COMPREHENSIVE INCOME	$12,619	$2,986	$(1,460)		$14,145

PER SHARE DATA
BASIC EARNINGS PER SHARE	$1.56	$1.98			$1.57
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	9,481,034	1,506,717	(609,680	)(A)	10,378,071

DILUTED EARNINGS PER SHARE	$1.54	$1.87			$1.55
WEIGHTED AVERAGE SHARES OF COMMON STOCK AND DILUTIVE POTENTIAL COMMON SHARES OUTSTANDING	9,594,148	1,600,948	(703,911	)(A)	10,491,185

(A) ELIMINATE CURRENT CITIZENS SHARES, AND ISSUE 897,037 SHARES OF MAIN STREET STOCK.

(B) RECORD INTEREST EXPENSE CALCULATED AT 5% ON ADDITIONAL BORROWINGS, SEVEN YEAR STRAIGHT LINE AMORTIZATION OF CORE DEPOSIT INTANGIBLES AND 40% TAX EFFECT

(C) RECORD THREE YEAR STRAIGHT LINE AMORTIZATION OF MARK TO MARKET ADJUSTMENTS FOR CITIZENS’ LOANS, DEPOSITS, AND OTHER BORROWED MONEY AND 40% TAX EFFECT